EX-99.B9

Blazzard, Grodd & Hasenauer, P.C. Letterhead




                                                     September 28, 1998



Board of Directors
Jackson National Life Insurance Company
     of New York
5901 Executive Drive
Lansing, MI 48911

     Re: Opinion of Counsel - JNLNY Separate Account I

Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Post-Effective Amendment No. 1 to a Registration Statement on Form N-4 for the Individual Deferred Fixed and Variable Annuity Contracts (the "Contracts") to be issued by Jackson National Life Insurance Company of New York and its separate account, JNLNY Separate Account I.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

         1. JNLNY Separate Account I is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to
Section 8(a) of the Act.

Board of Directors
Jackson National Life Insurance Company
     of New York
September 28, 1998
Page 2


         2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.

We consent to the reference to our Firm under the caption  "Services"  contained
in  the  Statement  of  Additional   Information  which  forms  a  part  of  the
Registration Statement.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

                                            Sincerely,

                                            BLAZZARD, GRODD & HASENAUER, P.C.


                                            By:
                                                     /s/  Lynn K. Stone
                                            ---------------------------
                                            Lynn Korman Stone